                                                                   Exhibit 99.1

                          Commerce One, Inc.
                 Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (unaudited)

                                 Three months          Six months
                                ended June 30,        ended June 30,
                                2000      1999        2000      1999
                                ----      ----        ----      ----
Revenues:
 License fees                $ 40,953   $ 2,270    $ 68,074   $ 3,726
 Services                      21,751     1,932      29,639     2,580
                             --------  --------   ---------  --------
   Total revenues              62,704     4,202      97,713     6,306

Costs and expenses:
 Cost of license fees             973         -       2,072         -
 Cost of services              20,327     3,096      31,143     4,764
 Sales and marketing           31,230     6,319      50,434    10,397
 Product development           20,769     3,609      34,923     6,971
 General and administrative     5,628       923       9,314     1,750
                             --------  --------   ---------  --------
   Total costs and expenses    78,927    13,947     127,886    23,882


Loss before interest,
 income tax, purchased
 in-process research
 and development             --------  --------   ---------  --------
 and amortization             (16,223)   (9,745)    (30,173)  (17,576)
                             --------  --------   ---------  --------

 Purchased in-process
  research and development          -         -       5,142     3,037
 Amortization of deferred
  stock compensation            4,127       663       8,326     1,247
 Amortization of goodwill
  and other intangible
  assets                       22,509     1,049      44,404     1,924
                             --------  --------   ---------  --------
                               26,636     1,712      57,872     6,208
                             --------  --------   ---------  --------

Loss before interest and
  income tax                  (42,859)  (11,457)    (88,045)  (23,784)
                             --------  --------   ---------  --------

Interest income, net            1,182       217       2,723       233
Provision for income taxes      1,470       586       1,470       586
                             --------  --------   ---------  --------
Net loss                     $(43,147) $(11,826)  $(86,792)  $(24,137)
                             ========  ========   =========  ========

Basic and diluted
 net loss per share          $  (0.28) $  (0.11)  $   (0.57) $  (0.26)
                             ========  ========   =========  ========

Shares used in calculation
 of net loss per share        155,064   103,410     153,250    94,314
                             ========  ========   =========  ========

Net loss per share before
 interest, income tax,
 purchased in-process
 research and development
 and amortization            $  (0.10) $  (0.09)  $   (0.20) $  (0.19)
                             ========  ========   =========  ========


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

                               Commerce One, Inc.
                           Consolidated Balance Sheets
                                 (In thousands)

ASSETS

                                              June 30,    December 31,
                                                2000         1999
                                                ----         ----
                                             (unaudited)
Current assets:
 Cash and cash equivalents                   $ 244,825     $ 124,606
 Accounts receivable, net                       48,090        15,845
 Prepaid expenses and
  other current assets                          10,801         4,656
                                             ---------     ---------
   Total current assets                        303,716       145,107

Property and equipment, net                     38,205        11,892
Intangible assets, net                         325,139       227,611
Investments and other assets                     9,750             -
                                             ---------     ---------
   Total assets                              $ 676,810     $ 384,610
                                             =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                            $  12,442     $   6,885
 Accrued compensation
  and related expenses                          14,925         3,972
 Deferred revenue                               62,293        40,414
 Other current liabilities                      24,708        16,356
                                             ---------     ---------
   Total current liabilities                   114,368        67,627

Notes payable                                      104           262

Stockholders' equity                           562,338       316,721
                                             ---------     ---------
   Total liabilities and
    stockholders' equity                     $ 676,810     $ 384,610
                                             =========     =========


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